EXHIBIT 99.1

COMVERSE TECHNOLOGY ANNOUNCES CREATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS TO REVIEW MATTERS RELATING TO GRANTS OF STOCK OPTIONS; PROVIDES SELECTED UNAUDITED FINANCIAL RESULTS

Q4 Sales of $337.7mm, Operating Cash Flow of $153.6mm, Record Backlog of
$798.2mm

NEW YORK, NY,  March 14, 2006

Comverse Technology, Inc. (NASDAQ: CMVT) today announced the creation of a special committee of its Board of Directors composed of outside directors to review matters relating to the company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed. The committee will be assisted by independent legal counsel.

Although it has not been determined whether the review will result in any restatement of the company's historical financial statements and, if so, the years affected and the amounts involved, management believes that certain restatements will likely be required. Any such restatements will not have an impact on historical revenues or operating results excluding stock option related expenses.

In the fourth quarter ended January 31, 2006, the company achieved sales of $337,726,000, its thirteenth consecutive quarter of sequential sales growth, generated $153,614,000 in operating cash flow, and ended the quarter with a record orders backlog of $798,175,000.

The company ended the quarter with cash and cash equivalents, bank time deposits and short-term investments of $2,105,625,000, accounts receivable of $315,451,000, inventories of $135,601,000, prepaid expenses and other current assets of $98,553,000, property and equipment, net, of $137,722,000, other assets of $471,217,000, total assets of $3,264,169,000, advance payments from customers of $208,519,000, and convertible debt of $419,759,000.

The company will seek to release its full results for the fourth quarter and year ended January 31, 2006 as soon as practicable after the completion of the special committee's review and the determination of whether any restatement of the company's historical financial statements is required. The company cautions that investors should not make assumptions about the cost of sales, gross margin, operating expenses, income from operations, net income, earnings per share or other financial statement items that may be affected by stock option related expenses.

CONFERENCE CALL POSTPONED

The conference call scheduled for March 15, 2006, has been postponed, pending completion of the review.

Note: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the special committee's review; risks associated with integrating the

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business and employees of the GSS division of CSG Systems, International;
changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



CONTACTS:

Investors/Business Press:
-------------------------
Paul D. Baker
Comverse Technology, Inc.
One Huntington Quadrangle
Third Floor
Melville, New York 11747
(516) 677-7226